Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2014

New York, New York, August 21, 2014 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the second quarter of fiscal 2014, and provided guidance for the third quarter of fiscal 2014.

Second Quarter Performance
For the second quarter of fiscal 2014, net sales decreased 13% to $396.2 million, from $454.0 million in the year ago period. Comparable sales, including the e-commerce channel, for the second quarter of fiscal 2014 decreased 13%, compared to a decrease of 15% for the corresponding 13-week period ended August 3, 2013.

The Company reported a net loss for the second quarter of fiscal 2014 of $63.8 million, or $0.81 per diluted share, which included:

•	an after-tax charge of approximately $18.5 million, or $0.23 per diluted share, resulting from store asset impairment charges;

•	an after-tax charge of $3.4 million, or $0.04 per diluted share, which was driven primarily by the establishment of reserves against net deferred tax assets;

•	after-tax expenses of approximately $3.0 million, or $0.04 per diluted share, primarily related to consulting fees associated with the Company’s operational initiatives and investment banking fees;

•
after-tax restructuring charges of approximately $2.9 million, or $0.04 per diluted share, related to the Company’s previously announced strategic initiatives involving its P.S. from Aéropostale business, as well as the Company’s cost savings plan; and

Excluding the aforementioned charges, the Company reported an adjusted net loss of $36.0 million, or $0.46 per diluted share in the second quarter of fiscal 2014 (see Exhibit D).

Julian R. Geiger, Chief Executive Officer, commented, “I am encouraged that the company was able to achieve higher average unit retails and margins, as well as better expense control during the second quarter, which allowed us to exceed guidance. I feel very fortunate to be joining the organization at this time. I believe that, in principle, we are moving in the right direction.”

The Company ended the quarter with cash and cash equivalents of $152.3 million and $133.6 million in long-term debt.

The Company opened four Aéropostale stores and one Aéropostale and P.S. from Aéropostale combination store, and closed 11 Aéropostale stores and three P.S. from Aéropostale stores during the quarter. For the second quarter, the Company invested $7.2 million in planned capital expenditures.

Third Quarter Guidance
For the third quarter of fiscal 2014, the Company expects operating losses in the range of $33.0 to $37.0 million, which translates to a net loss in the range of $0.44 to $0.48 per diluted share. The effective tax rate for the third quarter is projected to be approximately 4.0%. This outlook does not include the impact of any store impairments or accelerated store closure costs which may be identified, consulting fees, and severance costs related to the Company’s previous Chief Executive Officer.

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net loss and adjusted loss, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit D).

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M. ET to review its second quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing 877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aeropostale.” A replay will be available approximately one hour after the recording through Thursday, August 21, 2014 and can be accessed by dialing 877-870-5176, using the required passcode 13587270. An archive will also be available at the Aeropostale website for 12 months.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 848 Aéropostale® stores in 50 states and Puerto Rico, 75 Aéropostale stores in Canada and 147 P.S. from Aéropostale® stores in 31 states and Puerto Rico. In addition, pursuant to various licensing agreements, our licensees currently operate 162 Aéropostale® and P.S. from Aéropostale stores in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, Inc., an online women’s fashion footwear and apparel retailer.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, COST SAVINGS, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS; CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH THE COMPANY'S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY'S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 2, 2014	February 1, 2014	August 3, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$152,274	$106,517	$100,291
Merchandise inventory	213,016	172,311	249,618
Other current assets	59,971	97,793	89,244
Total current assets	425,261	376,621	439,153

Fixtures, equipment and improvements, net	170,504	235,401	269,510
Goodwill and intangible assets	28,204	28,580	28,956
Other assets	10,813	7,039	6,037

TOTAL ASSETS	$634,782	$647,641	$743,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$137,307	$138,245	$150,930
Accrued expenses	108,916	102,116	94,364
Total current liabilities	246,223	240,361	245,294

Long-term debt	133,590		—

Other non-current liabilities	102,468	126,588	130,033

Stockholders’ equity	152,501	280,692	368,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$634,782	$647,641	$743,656

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	August 2, 2014		August 3, 2013
		% of sales		% of sales
Net sales	$396,155	100.0%	$454,034	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	333,605	84.2%	372,863	82.1%
Gross profit	62,550	15.8%	81,171	17.9%
Selling, general and administrative expenses [2]	121,182	30.6%	124,963	27.5%
Restructuring charges [3]	3,019	0.8%	—	—%
Loss from operations	(61,651)	(15.6)%	(43,792)	(9.6)%
Interest expense	2,424	0.6%	192	0.0%
Loss before income taxes	(64,075)	(16.2)%	(43,984)	(9.6)%
Income tax benefit [4]	(256)	(0.1)%	(10,250)	(2.2)%
Net loss	$(63,819)	(16.1)%	$(33,734)	(7.4)%
Basic loss per share	$(0.81)		$(0.43)
Diluted loss per share	$(0.81)		$(0.43)
Weighted average basic shares	78,753		78,470
Weighted average diluted shares	78,753		78,470

STORE DATA:

Comparable sales change (including e-commerce channel)	(13)%		(15)%
Stores open at end of period	1,072		1,119
Total square footage at end of period	4,006,220		4,139,513
Average square footage during period	4,031,063		4,119,473

1 Cost of sales for the second quarter of 2014 was unfavorably impacted by asset impairment charges of $19.0 million ($18.5 million after tax, or $0.23 per diluted share). Cost of sales for the second quarter of 2013 was unfavorably impacted by store asset impairment charges of $8.0 million ($5.2 million after tax, or $0.07 per diluted share).

2 Selling, general and administrative expenses for the second quarter of 2014 was unfavorably impacted by consulting fees of $3.1 million ($3.0 million after tax, or $0.04 per diluted share). Selling, general and administrative expenses for the second quarter of 2013 was unfavorably impacted by an accounting effect related to retirement features of our stock based compensation plan of $2.7 million ($1.6 million after tax, or $0.02 per diluted share).

3 Restructuring charges for the second quarter of 2014 increased by $3.0 million ($2.9 million after tax, or $0.04 per diluted share).

4 Income tax benefit for the second quarter of fiscal 2014 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $3.4 million after tax, or $0.04 per diluted share.

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	26 weeks ended
	August 2, 2014		August 3, 2013
		% of sales		% of sales
Net sales	$792,013	100.0%	$906,307	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	658,966	83.2%	723,701	79.9%
Gross profit	133,047	16.8%	182,606	20.1%
Selling, general and administrative expenses [2]	240,627	30.4%	246,904	27.2%
Restructuring charges [3]	37,508	4.7%	—	—%
Loss from operations	(145,088)	(18.3)%	(64,298)	(7.1)%
Interest expense	2,773	0.4%	391	0.0%
Loss before income taxes	(147,861)	(18.7)%	(64,689)	(7.1)%
Income tax benefit [4]	(7,260)	(0.9)%	(18,787)	(2.0)%
Net loss	$(140,601)	(17.8)%	$(45,902)	(5.1)%
Basic loss per share	$(1.79)		$(0.59)
Diluted loss per share	$(1.79)		$(0.59)
Weighted average basic shares	78,655		78,420
Weighted average diluted shares	78,655		78,420

STORE DATA:

Comparable sales change (including e-commerce channel)	(13)%		(14)%
Average square footage during period	4,048,609		4,086,609

1 Cost of sales for the first twenty-six weeks of 2014 was unfavorably impacted by asset impairment charges of $21.6 million ($21.0 million after tax, or $0.27 per diluted share). Cost of sales for the first twenty-six weeks of 2013 was unfavorably impacted by store asset impairment charges of $8.6 million ($5.5 million after tax, or $0.08 per diluted share).

2 Selling, general and administrative expenses for the first twenty-six weeks of 2014 was unfavorably impacted by consulting fees of $3.4 million ($3.3 million after tax, or $0.04 per diluted share). Selling, general and administrative expenses for the first twenty-six weeks of 2013 was unfavorably impacted by an accounting effect related to retirement features of our stock based compensation plan of $2.7 million ($1.6 million after tax, or $0.02 per diluted share).

3 Restructuring charges for the first twenty-six weeks of 2014 included store asset impairment charges of $30.5 million ($29.1 million after tax, or $0.37 per diluted share) and other restructuring charges of $7.0 million ($6.7 million after tax, or $0.09 per diluted share).

4 Income tax benefit for the first twenty-six weeks of fiscal 2014 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $3.4 million after tax, or $0.04 per diluted share.

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of net loss and diluted loss per share (“EPS”) on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	August 2, 2014		August 3, 2013
	Net Loss	Diluted EPS	Net Loss	Diluted EPS

As reported	$(63,819)	$(0.81)	$(33,734)	$(0.43)
Asset impairment charges [1]	18,486	0.23	5,191	0.07
Establishment of reserves against net deferred tax assets	3,440	0.04	—	—
Other restructuring charges	2,927	0.04	—	—
Consulting and other fees [2]	2,980	0.04	—	—
Accounting effect related to retirement features of our stock based compensation plan	—	—	1,615	0.02
As adjusted	$(35,986)	$(0.46)	$(26,928)	$(0.34)

	26 weeks ended
	August 2, 2014		August 3, 2013
	Net Loss	Diluted EPS	Net Loss	Diluted EPS

As reported	$(140,601)	$(1.79)	$(45,902)	$(0.59)
Asset impairment charges [3]	50,047	0.64	5,514	0.08
Other restructuring charges	6,731	0.09	—	—
Consulting and other fees [2]	3,252	0.04	—	—
Establishment of reserves against net deferred tax assets	3,440	0.04	—	—
Accounting effect related to retirement features of our stock based compensation plan	—	—	1,615	0.02
As adjusted	$(77,131)	$(0.98)	$(38,773)	$(0.49)

1 Recorded in cost of sales in the statement of operations for the second quarter of 2014.

2 Recorded in selling, general and administrative expenses in the statement of operations for the second quarter of 2014 and the first twenty-six weeks of 2014.

3 Includes $29.3 million, after tax recorded in restructuring charges and $20.8 million, after tax recorded in cost of sales in the statement of operations for the first twenty-six weeks of 2014.